UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of Report/Date of earliest event reported): December 7, 2005
PHELPS DODGE CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK (State or other jurisdiction of incorporation)	001-00082 (Commission File Number)	13-1808503 (IRS Employer Identification No.)
One North Central Avenue
Phoenix, Arizona 85004-4414
(Address and zip code of principal executive offices)
(602) 366-8100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On December 7, 2005, the Compensation and Management Committee (the “Committee”) of the board of directors of Phelps Dodge Corporation (“Phelps Dodge”) exercised its authority under the 2003 Phelps Dodge Stock Option and Restricted Stock Plan (the “Plan”) to accelerate the vesting of certain equity grants and awards under the Plan to David L. Pulatie, Senior Vice President – Human Resources of Phelps Dodge, in connection with his resignation on December 31, 2005. Among other things, the Committee determined that (i) the 7,434 stock options granted Mr. Pulatie under the Plan will be exercisable by him as of December 31, 2005 and until December 31, 2006 and (ii) the restricted period on the 8,740 shares of restricted stock awarded Mr. Pulatie under the Plan will lapse as of December 31, 2005.
     Mr. Pulatie’s receipt of these benefits will become effective upon his resignation on December 31, 2005 and his execution as of that date of an agreement with Phelps Dodge including, among other things, the terms of the acceleration, confidentiality provisions and a release of any claims against Phelps Dodge related to his employment or separation from that employment.

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHELPS DODGE CORPORATION (Registrant)
By:	/s/ S. David Colton
	Name:	S. David Colton
	Title:	Senior Vice President and General Counsel

Date: December 13, 2005

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